SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                February 12, 1997

                          CONTINENTAL CHOICE CARE, INC.
               (Exact name of Registrant as specified in Charter)

            New Jersey                  0-24542                 22-3276736
(State or other jurisdiction   (Commission File Number)       (IRS Employer
         of incorporation)                                Identification Number)

               25-B Vreeland Road, Florham Park, New Jersey 07932
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number including area code: (201) 593-0500

                                 Not Applicable
         (Former name and former address, as changed since last report)

Item 5.         Other Events.

         On February 12, 1997, the Registrant and substantially all of its subsidiaries (collectively, the "Company Sellers"), other than Renal Management, Inc. ("RMI") signed a definitive agreement to sell substantially all of their operating assets to IHS of New York, Inc., a privately held company ("IHS"). In addition, Alpha Administration Corp. ("Alpha") and Continental Dialysis Center of the Bronx, Inc. ("CDBI"), each a New York corporation, a consulting customer of the Registrant's subsidiaries and wholly-owned by officers and directors of the Registrant signed the definitive agreement, thereby agreeing to sell substantially all of their operating assets to IHS. Upper Manhattan Dialysis Center, Inc. ("UMDC"), a New York corporation which is 50% owned by officers and directors of the Registrant is a signatory to the definitive agreements but has not executed the same. The officers and directors of the Registrant owning 50% of UMDC have granted an option to IHS to acquire their interests in UMDC in the event UMDC does not approve the transaction, subject to restrictions contained in certain existing agreements. Alpha, CDBI and UMDC are referred to collectively herein as the "Consulting Customers."

         The purchase price for the assets to be sold, including the assets of the Consulting Customers, is $13,120,000. The Purchase Price will be allocated as of the closing of the transaction. In addition, the Registrant and IHS will enter into a Consulting Agreement pursuant to which certain officers of the Registrant will provide consulting services to IHS in exchange for payments to the Registrant aggregating $1,000,000 over the three year term of the agreement. $1,000,000 of the purchase price will be placed in an escrow at the closing of the proposed transactions to secure certain indemnity obligations of the Registrant to IHS. The funds placed in escrow will, unless used to satisfy indemnity obligations to IHS, be released to the Registrant over an 18 month period.

         The definitive agreements are subject to approval by the shareholders of the Registrant. The closing of the transaction is subject to certain conditions, including without limitation, completion of due diligence by IHS on or before March 15, 1997, governmental approvals, completion of certain transactions involving Consulting Customers and the continuing accuracy of certain representations and warranties contained in the definitive agreement among the parties.

         The Registrant will agree not to compete with IHS in the dialysis treatment and certain related businesses for a period of five years following the closing of the proposed transactions. The covenant not to compete does not restrict RMI from engaging in the renal disease state management and physician practice management businesses. TechTron, Inc., the holder of approximately 48% of the outstanding common stock of the Registrant has agreed to vote in favor of the proposed transaction. International Health Specialists, Inc., a privately held company affiliated with IHS guaranteed the obligations of IHS under the terms of the definitive agreement.

The Registrant will continue in business following the closing of the proposed transactions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Continental Choice Care, Inc.
                                   (Registrant)


Dated: February 26, 1997            By:     /s/ Steven L. Trenk
                                         ------------------------------
                                           Steven L. Trenk, President

Exhibit Index



 Exhibit
 Number    Description
 ------    -----------

 10.44 Asset Purchase Agreement dated February 12, 1997, by and among Registrant, Continental Dialysis, Inc., Choice Care, Inc.,CDBI, Choice Staffing, Inc., Dialysis Staffing, Inc., Choice Care Infusion Services, Inc. (Delaware), Choice Care Infusion Services, Inc. (New
           York), Alpha, UMDC and IHS, with attached Acknowledgements. Exhibits omitted.